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Exhibit 99.1

[LOGO]	NEWS

FOR IMMEDIATE RELEASE

UNITED INDUSTRIES ANNOUNCES ANOTHER QUARTER OF RECORD RESULTS

ST. LOUIS, May 9, 2003—Conducting business as Spectrum Brands, United Industries Corporation (United), the leading manufacturer and marketer of value-oriented products for the consumer lawn and garden care and insect control markets in the United States, today announced record results for the first quarter ended March 31, 2003.

Comparing actual results for the three months ended March 31, 2003 with actual results for the three months ended March 31, 2002, United's results were as follows: net sales before promotion expense increased 29.8% to $193.7 million from $149.2 million, net sales increased 31.1% to $178.8 million from $136.4 million, operating income increased 41.4% to $31.1 million from $22.0 million and net income increased 32.4% to $13.5 million from $10.2 million, respectively.

Comparing actual results for the three months ended March 31, 2003 with pro forma results for the three months ended March 31, 2002, which reflect the May 2002 merger with Schultz Company and the December 2002 acquisition of WPC Brands, Inc., United's results were as follows: net sales before promotion expense increased 1.9% to $193.7 million from $190.1 million, net sales increased 1.2% to $178.8 million from $176.7 million, operating income increased 14.8% to $31.1 million from $27.1 million and net income increased 7.1% to $13.5 million from $12.6 million, respectively.

From a liquidity perspective, first quarter 2003 earnings before interest, income taxes, depreciation and amortization, or EBITDA, increased 35.9% to $33.3 million from $24.5 million for the first quarter of 2002. On a pro forma comparative basis, first quarter 2003 actual EBITDA increased 11.0% to $33.3 million from $30.0 million pro forma EBITDA for the first quarter of 2002.

Bob Caulk, United's Chairman and CEO, stated, "Naturally we are all pleased with our financial results for the first quarter of 2003. March was a strong month for us following a soft January and February. Particularly gratifying is that we achieved these results while we were also focused on integrating the businesses we acquired early last year and at the end of 2001. We are pleased with the progress we have made to date bringing these businesses together and are enjoying the benefits of operating synergies. As we have previously stated, we will integrate our December 2002 acquisition of WPC at the end of this season. With regard to other company initiatives, we are excited about the level of consumer advertising we have committed for our Spectracide®, Cutter® and Garden Safe™ brands. We have completely redeployed our retail sales force to better meet the individual needs of our home center customers and we have substantially increased peak season in-store support."

Caulk continued, "Like our first quarter, our second quarter is off to a slow start. Cool temperatures have persisted through April. As we are still two months from the start of summer, we remain cautiously optimistic. However, with this type of weather, our retailers become more focused on their inventory levels and the industry tends to get more competitive. We are keeping our finger on the pulse of the business and stand ready to meet any challenges which may arise."

About United

United is the leading manufacturer and marketer of value-oriented products for the consumer lawn and garden care and insect control markets in the United States and offers one of the broadest lines in the industry under a variety of brand names. The company's household brands include Hot Shot® and Cutter®. The company's lawn and garden brands include Spectracide®, Garden Safe™, Real-Kill® and No-Pest® in the controls category and Vigoro®, Sta-Green®, and Schultz® in the lawn and garden fertilizer and organic growing media categories.

Detailed financial information is included in the attached addendum. The unaudited pro forma consolidated results of operations are presented to illustrate the potential operating results that might possibly have been achieved had the related transactions been completed as of January 1, 2002 but do not purport to be indicative of the operating results that would definitely have been achieved had the transactions been completed as of such date or which may be achieved in the future.

More information about United can be found at www.spectrumbrands.com.

Certain statements in this press release regarding our business, with the exception of historical facts, may be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21G of the Securities Exchange Act of 1934, as amended, which involve risks and uncertainties, many of which are beyond our control. When, and if, used herein, the words "will," "believe," "plan," "may," "strategies," "goals," "anticipate," "intent," "estimate," "expect," "project," and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. All forward-looking statements speak only as of the date they were made. These forward-looking statements are based on our current expectations. Actual results may differ materially from these statements as a result of changes in external competitive market factors, unanticipated changes in the financial performance of us, our customers, our industry or the economy in general, as well as various other factors described in our filings with the Securities Exchange Commission, including public perception regarding the safety of our products and weather conditions. We do not undertake any obligation to update or revise forward-looking statements made by us or on our behalf, whether as a result of new information, future events or otherwise. Although we believe that our plans, intentions and expectations reflected in or suggested by any forward-looking statements we make herein are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved.

(Bloomberg Symbol: 14496Z)

Contact:	Daniel J. Johnston United Industries Corporation	(314) 427-0780

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United Industries Corporation and Subsidiaries

Consolidated Statements of Operations

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2003	2002
Net sales before promotion expense	$193,733	$149,191
Promotion expense	14,921	12,800

Net sales	178,812	136,391

Operating costs and expenses:
Cost of goods sold	108,755	87,163
Selling, general and administrative expenses	38,999	27,239

Total operating costs and expenses	147,754	114,402

Operating income	31,058	21,989
Interest expense, net	9,203	8,512

Income before income tax expense	21,855	13,477
Income tax expense	8,402	3,315

Net income	$13,453	$10,162

Addendum to United Industries Corporation Earnings Release
Period Ended March 31, 2003

United Industries Corporation and Subsidiaries

Other Consolidated Financial Data

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2003	2002
EBITDA:
Net income	$13,453	$10,162
Interest expense, net	9,203	8,512
Income tax expense	8,402	3,315
Depreciation and amortization	2,262	2,464

EBITDA(1)	$33,320	$24,453

Reconciliation of EBITDA to net cash flows from operating activities(2):
EBITDA	$33,320	$24,453
Interest expense less amortization	(6,894)	(7,817)
Net change in operating assets and liabilities	(81,845)	(69,696)

Net cash flows from operating activities	$(55,419)	$(53,060)

(1)
EBITDA represents income before net interest expense, income tax expense, depreciation and amortization. We have included information concerning EBITDA as we believe certain investors use it as one measure of our historical ability to fund operations and meet our financial obligations. However, EBITDA is not presented to represent cash flows from operating activities as defined by accounting principles generally accepted in the United States (GAAP), nor does management recommend that it be used as an alternative to, or superior measure of, operating income as an indicator of our operating performance or cash flow as a measure of liquidity or our ability to meet our financial obligations. We have provided a reconciliation of EBITDA to cash flows from operating activities since we believe it to be the most directly comparable liquidity measure under generally accepted accounting principles. In addition, our definition of EBITDA may not be comparable to that reported by other companies.

(2)
This information is presented to reconcile EBITDA, a non-GAAP measure, to net cash flows from operating activities, the most directly comparable GAAP measure, in accordance with Section 401(b) of the Sarbanes-Oxley Act of 2002.

Addendum to United Industries Corporation Earnings Release
Period Ended March 31, 2003

United Industries Corporation and Subsidiaries

Consolidated Balance Sheets

(Dollars in thousands)

(Unaudited)

	March 31,
	2003	2002
ASSETS
Current assets:
Cash and cash equivalents	$—	$—
Accounts receivable, net	139,537	106,083
Inventories	98,119	61,472
Prepaid expenses and other current assets	10,524	5,763

Total current assets	248,180	173,318

Equipment and leasehold improvements, net	33,649	26,642
Deferred tax asset	96,739	112,505
Goodwill and intangible assets, net	98,938	42,833
Other assets, net	15,163	11,953

Total assets	$492,669	$367,251

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Current maturities of long-term debt and capital lease obligation	$1,590	$5,852
Accounts payable	59,016	38,579
Accrued expenses	66,313	40,807
Short-term borrowings	10,100	58,377

Total current liabilities	137,019	143,615

Long-term debt, net of current maturities	431,328	345,507
Capital lease obligation, net of current maturities	3,577	4,133
Other liabilities	4,048	9,765

Total liabilities	575,972	503,020

Stockholders' deficit	(83,303)	(135,769)

Total liabilities and stockholders' deficit	$492,669	$367,251

Addendum to United Industries Corporation Earnings Release
Period Ended March 31, 2003

United Industries Corporation and Subsidiaries

Pro Forma Consolidated Statements of Operations(1)

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2003	2002
Net sales before promotion expense	$193,733	$190,075
Promotion expense	14,921	13,356

Net sales	178,812	176,719

Operating costs and expenses:
Cost of goods sold	108,755	116,403
Selling, general and administrative expenses	38,999	33,228

Total operating costs and expenses	147,754	149,631

Operating income	31,058	27,088
Interest expense, net	9,203	9,599

Income before income tax expense	21,855	17,489
Income tax expense	8,402	4,929

Net income	$13,453	$12,560

(1)
Pro forma results for the three months ended March 31, 2002 reflect the merger with Schultz Company and the acquisition of WPC Brands, Inc. as if the transactions had closed on January 1, 2002. In addition, the pro forma results include adjustments for additional interest, amortization and income tax expense that would have been recorded if the transactions had closed on January 1, 2002. For comparative purposes, for the three months ended March 31, 2002, pro forma net sales exceeded actual net sales and pro forma net income exceeded actual net income by $40.3 million and $2.4 million, respectively.

  The unaudited pro forma financial information has been presented for informational purposes only and does not purport to be indicative of the consolidated results of operations that would have actually been achieved had these transactions, in fact, been completed as of January 1, 2002 or which may be obtained in the future. See page 1 of 5 of this addendum to earnings release for actual operating results. No similar transactions occurred during the three months ended March 31, 2003, thus the results presented for such period reflect actual results and do not include any pro forma adjustments.

  Addendum to United Industries Corporation Earnings Release
  Period Ended March 31, 2003

United Industries Corporation and Subsidiaries

Pro Forma Other Consolidated Financial Data(1)

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2003	2002
Pro Forma EBITDA(2):
Net income	$13,453	$12,560
Addback:
Interest expense, net	9,203	9,599
Income tax expense	8,402	4,929
Depreciation and amortization	2,262	2,938

Pro Forma EBITDA	$33,320	$30,026

(1)
Refer to footnote (1) on page 4 of 5 of this addendum to earnings release for a description of the nature of the pro forma information provided.

(2)
Refer to footnotes (1) and (2) on page 2 of 5 of this addendum to earnings release for a description of the nature of EBITDA information provided.

Addendum to United Industries Corporation Earnings Release
Period Ended March 31, 2003

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  Exhibit 99.1
UNITED INDUSTRIES ANNOUNCES ANOTHER QUARTER OF RECORD RESULTS
United Industries Corporation and Subsidiaries Consolidated Statements of Operations (Dollars in thousands) (Unaudited)
United Industries Corporation and Subsidiaries Other Consolidated Financial Data (Dollars in thousands) (Unaudited)
United Industries Corporation and Subsidiaries Consolidated Balance Sheets (Dollars in thousands) (Unaudited)
United Industries Corporation and Subsidiaries Pro Forma Consolidated Statements of Operations(1) (Dollars in thousands) (Unaudited)
United Industries Corporation and Subsidiaries Pro Forma Other Consolidated Financial Data(1) (Dollars in thousands) (Unaudited)